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                                  EXHIBIT 11.1
                   BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------
                  (amounts in thousands, except per share data)
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
                                                                            Three Months Ended March 31,
                                                                            ----------------------------
                                                                                 1997          1996
                                                                                -------      --------
PRIMARY EARNINGS PER SHARE

 Net income attributable to common stock                                        $ 8,628      $  6,310
                                                                                =======      ========
 Weighted average number of common shares outstanding                            28,962        25,874
                                                                                =======      ========
 Primary earnings per share                                                     $  0.30      $   0.24
                                                                                =======      ========
ADDITIONAL PRIMARY COMPUTATION
 Net income attributable to common stock                                        $ 8,628      $  6,310
                                                                                =======      ========
Shares:
 Weighted average number of common shares outstanding                            28,962        25,874
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                       2,103         1,800
                                                                                -------      --------
Primary weighted average number of common shares outstanding as adjusted         31,065        27,674
                                                                                =======      ========
Primary earnings per share                                                      $  0.28      $   0.23
                                                                                =======      ========
ASSUMING FULL DILUTION
 Net income attributable to common stock                                        $ 8,628      $  6,310
                                                                                =======      ========
Shares:
 Weighted average number of common shares outstanding                            28,962        25,874
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                       2,103         2,354
                                                                                -------      --------
     Weighted average number of common shares outstanding as adjusted            31,065        28,228
                                                                                =======      ========
Earnings per common share assuming full dilution                                $  0.28      $   0.22
                                                                                =======      ========

ADDITIONAL FULLY DILUTED COMPUTATION
Additional adjustment to net income as adjusted per fully
 diluted computation above:
 Net income attributable to common stock                                        $ 8,628      $  6,310
                                                                                =======      ========
    Add after tax interest expense attributable to convertible notes                  0           (70)
     Add after tax interest expense attributable to convertible debentures            0            84
                                                                                -------      --------
      Net income as adjusted                                                    $ 8,628      $  6,324
                                                                                =======      ========
Additional adjustment to weighted average number of shares
    outstanding:

Weighted average number of common shares outstanding                             28,962        25,874
Add shares assuming conversion of convertible debentures                              0           434
Add shares assuming conversion of convertible notes                                   0            86
Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
    proceeds from exercise of such options                                        2,103         2,354
                                                                                -------      --------
    Weighted average number of common shares outstanding as adjusted             31,065        28,748
                                                                                =======      ========
Earnings per common share assuming full dilution                                $  0.28      $   0.22
                                                                                =======      ========
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